UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 26, 2016

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Raytheon Company held its annual meeting of shareholders on May 26, 2016. Set forth below are the final voting results for each of the matters submitted to a vote of the shareholders. For more information about the proposals set forth below, please see Raytheon’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2016.

1.	Raytheon’s shareholders elected, by a majority of the votes cast, each of the ten nominees to the Board of Directors as follows:

Director	For	Against	Abstain	Broker Non-Votes
Tracy A. Atkinson	227,757,232	2,451,273	1,179,573	31,927,233
Robert E. Beauchamp	227,606,344	2,541,754	1,239,980	31,927,233
James E. Cartwright	226,600,253	3,645,673	1,142,152	31,927,233
Vernon E. Clark	227,722,571	2,529,877	1,135,630	31,927,233
Stephen J. Hadley	228,031,875	2,125,308	1,230,895	31,927,233
Thomas A. Kennedy	223,611,688	5,961,326	1,815,064	31,927,233
Letitia A. Long	228,691,908	1,534,496	1,161,674	31,927,233
George R. Oliver	227,583,225	2,515,509	1,289,344	31,927,233
Michael C. Ruettgers	225,178,353	4,997,195	1,212,530	31,927,233
William R. Spivey	224,579,494	5,524,311	1,284,273	31,927,233

2.	Raytheon’s shareholders voted on the advisory vote to approve named executive officer compensation as follows:

For	Against	Abstain	Broker Non-Votes
219,533,125	10,076,197	1,778,756	31,927,233

3.	Raytheon’s shareholders voted on the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year beginning January 1, 2016 as follows:

For	Against	Abstain
258,611,364	3,791,898	912,049

4.	Raytheon’s shareholders voted on a Company proposal to approve an amendment to the Company’s By-Laws to designate Delaware as the exclusive forum for certain legal actions as follows:

For	Against	Abstain	Broker Non-Votes
140,477,206	89,487,816	1,423,056	31,927,233

5.	Raytheon’s shareholders voted on a shareholder proposal regarding a share repurchase preference policy as follows:

For	Against	Abstain	Broker Non-Votes
5,160,422	223,538,067	2,689,589	31,927,233

6.	Raytheon’s shareholders voted on a shareholder proposal regarding a proxy access by-law as follows:

For	Against	Abstain	Broker Non-Votes
79,444,867	149,079,881	2,863,330	31,927,233

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date: May 31, 2016	By:	/s/ Frank R. Jimenez
Frank R. Jimenez Vice President, General Counsel and Secretary